UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2007
Streamline Health Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10200 Alliance Road, Suite 200, Cincinnati, OH		45242-4716

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (513) 794-7100
(Former name, former address, and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION
On January 23, 2007, Streamline Health, Inc., a wholly owned subsidiary of Streamline Health Solutions, Inc., entered into a three year, $5,000,000 revolving loan agreement with the Fifth Third Bank, Cincinnati, OH. The interest rate on amounts borrowed will accrue at a variable rate from the Prime Rate to the Prime Rate minus 1%, based on the ratio of the funded indebtedness to the trailing twelve months earnings before interest, taxes, depreciation and amortization (EBITDA). The agreement contains other covenants including; Minimum Tangible Net Worth, Working Capital requirements, Fixed Charge Coverage Ratio and Funded Indebtedness to EBITDA. The Loan is guaranteed by the Registrant and is secured by a first lien on all of the assets of the Registrant and its subsidiary. The complete terms of this loan are set forth in the attached Exhibit 10.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits

EXHIBIT
NUMBER	DESCRIPTION

10	Loan agreement dated January 23, 2007.
Signatures
Pursuant to the requirements of the Securities Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Streamline Health Solutions, Inc.
Date: January 24, 2007	By:	/s/ Paul W. Bridge, Jr.
Paul W. Bridge, Jr.
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

Exhibit 10	Loan Agreement dated January 23, 2007

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